UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 10, 2020, the directors of Tile Shop Holdings, Inc. (the “Company”) delivered Director Standstill Commitments to the Company. Each director committed not to, directly or through any affiliate, purchase any shares of the Company’s common stock if, as a result of such purchase, (i) the director would beneficially own in the aggregate more than five percent of the issued and outstanding shares of the Company’s common stock, provided that if the director already beneficially owns more than five percent of the issued and outstanding shares of the Company’s common stock, then the director will not purchase any additional shares, or (ii) to the knowledge of the director, all of the then-serving directors of the Company would together in the aggregate beneficially own in excess of 50 percent of the issued and outstanding shares of the Company’s common stock. The Company’s future grants of equity compensation to the directors are not covered by these commitments as long as such grants are substantially consistent with the past practices of the Company and are made in connection with the director’s role as a member of the board of directors of the Company (the “Board”).

The restrictions described above do not prohibit any of the directors from directly or indirectly making an offer to acquire, and/or consummating the acquisition of, all of the issued and outstanding shares of the Company’s common stock pursuant to a merger or other agreement entered into with the Company in compliance with applicable law that is approved by (i) a majority of the members of the Board not including any directors of the Company participating directly or indirectly as an acquiror in such acquisition and (ii) the holders of a majority of the shares of the Company’s common stock not including the shares that are beneficially owned by the director making the offer, his affiliates or any other party participating directly or indirectly as an acquiror in such acquisition.

The Director Standstill Commitments are binding and irrevocable and extend until the later of (i) two years and (ii) the date upon which the director’s service as a member of the Board ends.

The directors indicated that they provided the Director Standstill Commitments to show their commitment and loyalty to the Company, as well as to demonstrate the falsity of the allegations made against the directors in the lawsuit filed by K-Bar Holdings LLC and Wynnefield Capital, Inc. relating to the Company’s announced delisting and deregistration.

The Company has previously stated that the K-Bar and Wynnefield Capital complaint contains numerous false and misleading statements that create a narrative regarding the Company’s delisting and proposed deregistration that is untrue. The Company is continuing to contest the litigation vigorously.

The Company continues to believe that the delisting and proposed deregistration are in the best interests of the Company and its shareholders. The Company believes that it is unfortunate that the ability of the Company to achieve the expected cost savings from the deregistration has been impeded by the litigation.

The foregoing description of the Director Standstill Commitments is not complete and is qualified by reference by the full text of the Director Standstill Commitments, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Current Report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Director Standstill Commitment, dated January 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

By /s/ Nancy DiMattia
Date: January 13, 2020	Name: Nancy DiMattia
Title: Chief Financial Officer